Exhibit 99.1

FOR IMMEDIATE RELEASE

COREPOINT LODGING PROVIDES SECOND QUARTER BUSINESS UPDATE AND

ANNOUNCES EXPLORATION OF STRATEGIC ALTERNATIVES

IRVING, Texas – July 13, 2021- CorePoint Lodging Inc. (NYSE: CPLG) (“CorePoint” or the “Company”), a pure play select-service hotel owner strategically focused on the midscale and upper-midscale segments, today provided a business update for the second quarter ended June 30, 2021 and announced that its Board of Directors, working together with financial and legal advisors, has decided to explore strategic alternatives to maximize stockholder value.

“The sequentially improving performance of our portfolio of select-service hotels has continued to demonstrate the benefits of our positioning predominantly in suburban, drive-to destination, and leisure markets, allowing us to capture growing demand,” noted Keith Cline, President and Chief Executive Officer of CorePoint. “We have created substantial value through the execution of our non-core disposition strategy. Having addressed over 80% of the 210 hotels we identified as non-core, and given the strong market interest in our assets, the Board has determined now is the proper time to explore strategic alternatives to fully maximize value for our stockholders.”

Second Quarter Business Update

The following table summarizes select preliminary and unaudited operating statistics for the months of April, May and June 2021:

	Comparable Occupancy	Comparable ADR	Comparable RevPAR
April 2021	62%	$86	$53
May 2021	62%	$93	$58
June 2021	66%	$100	$66

Information is based on comparable hotels, which consists of all of the 175 hotels owned by CorePoint as of June 30, 2021. Average daily rate (“ADR”) represents hotel room revenues divided by total number of rooms rented in a given period and revenue per available room (“RevPAR”) is defined as the product of ADR charged and the average daily occupancy achieved.

The Company continued to execute on its non-core disposition strategy with 25 non-core hotels sold in the second quarter, for a combined gross sales price of approximately $143 million during the quarter, resulting in 175 hotels owned as of June 30, 2021. An additional 36 hotels are under contract for sale to qualified buyers and are expected to generate approximately $220 million of gross proceeds.

The Company utilized proceeds from the dispositions to repay $125 million in CMBS debt during the quarter, resulting in $564 million of CMBS debt outstanding as of June 30, 2021, and paid down $5 million on its revolving credit facility for a balance outstanding of $75 million as of June 30, 2021.

CorePoint expects to report its second quarter financial results on August 5, 2021.

Exploration of Strategic Alternatives

The Board of Directors intends to consider a full range of available strategic alternatives to maximize stockholder value, including a potential sale of the Company or other transactions. There is no set timetable for the Board of Directors to review alternatives, and there can be no assurance that the exploration of strategic alternatives will result in any transaction or other action. Any potential transaction or other strategic alternative would be dependent on a number of factors that may be beyond the Company’s control. The Company does not intend to discuss or disclose further developments unless and until the Board of Directors approves a specific action or otherwise concludes the review of strategic alternatives.

J.P. Morgan Securities LLC is serving as lead financial advisor to CorePoint, Hodges Ward Elliott, LLC as co-advisor, and Simpson Thacher & Bartlett LLP as legal counsel to CorePoint.

Forward-Looking Statements and Other Matters

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include, but are not limited to, statements related to the Company’s exploration of strategic alternatives and its impact on the Company and stockholder value, our expectations with respect to non-core property dispositions, as well as other statements representing management’s beliefs about future events, transactions, strategies, operations and financial results and other non-historical statements. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: risks and uncertainties as to the terms, timing, structure, benefits and costs of any strategic alternative or whether one will be consummated at all; business, financial and operating risks inherent to the lodging industry; macroeconomic and other factors beyond our control, including without limitation the effects of the ongoing COVID-19 pandemic or other pandemics or outbreaks of contagious disease; the geographic concentration of our hotels; our inability to compete effectively; our concentration in the La Quinta brand; our dependence on the performance of LQ Management L.L.C. and other third-party hotel managers and franchisors; covenants in our hotel management and franchise agreements that limit or restrict the sale of our hotels; risks posed by our disposition activities, including our ability to contract with qualified buyers and the risk that purchasers may not have the access to capital or meet other requirements; risks resulting from significant investments in real estate; cyber threats and the risk of data breaches or disruptions of technology information systems; the growth of internet reservation channels; disruptions to the functioning or transition of the reservation systems, accounting systems or other technology programs for our hotels, and other technology programs and system upgrades; and our substantial indebtedness, including restrictions imposed on our ability to access our cash. Additional risks and uncertainties include, among others, those risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated or superseded from time to time in our periodic filings with the SEC. You are urged to carefully consider all such factors and we note that the COVID-19 pandemic may have the effect of heightening many of the risks and uncertainties described. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, such expectations may not prove to be correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only to expectations as of the date of this communication. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this press release, such statements or disclosures will be deemed to modify or supersede such statements in this press release.

The preliminary and unaudited operating statistics included in this press release have been prepared by, and is the responsibility of, the management of the Company. This information has not been compiled or examined by the Company’s independent auditors and is subject to revision as the Company prepares its financial statements as of and for the quarter ended June 30, 2021. Because the Company has not completed its normal quarterly closing and review procedures for the quarter ended June 30, 2021, and subsequent events may occur that require adjustments to these results, there can be no assurance that the final results for the quarter ended June 30, 2021 will not differ materially from this preliminary information. In addition, this preliminary information for the quarter ended June 30, 2021 is not necessarily indicative of the results that may be achieved for any future period.

About CorePoint

CorePoint Lodging Inc. (NYSE: CPLG) is the only pure-play publicly traded U.S. lodging REIT strategically focused on the ownership of midscale and upper-midscale select-service hotels. CorePoint owns a geographically diverse portfolio in attractive locations primarily in or near employment centers, airports, and major travel thoroughfares. The portfolio consists of primarily La Quinta branded hotels. For more information, please visit CorePoint’s website at www.corepoint.com.

Contact:

Becky Roseberry

SVP - Finance and Investor Relations

214-501-5535

investorrelations@corepoint.com